Exhibit 99.2

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $400,000,000 aggregate principal amount 3.700% Senior Notes due 2014, $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2016, $1,200,000,000 aggregate principal amount of 5.375% Senior Notes due 2021 and $300,000,000 aggregate principal amount of 6.750% Senior Notes due 2041 pursuant to a Registration Statement on Form S-3 (File No. 333-161721) and a related prospectus supplement filed with the Securities and Exchange Commission on January 21, 2011 are estimated to be as follows:

Estimated Fees
SEC registration fee	$280,000
Legal fees and expenses	300,000
Accounting fees and expenses	200,000
Printing fees	75,000
Rating agency fees	3,395,000
Trustee’s fees and expenses	60,000
Miscellaneous	—
Total expenses	$4,310,000